Exhibit 10.10

FIRST AMENDMENT AGREEMENT

THIS FIRST AMENDMENT AGREEMENT (“Amendment”) is executed as of the 27th day of June, 2004, by and between CARL KARCHER ENTERPRISES, INC., a California corporation (“CKE”) and PIERRE FOODS, INC., a North Carolina corporation (the “Company”).

RECITALS

1.                                       CKE and Company are parties to a certain Amended and Restated Agreement dated May 21, 2004 (the “Original Agreement”).

2.                                       CKE and Company are parties to a certain Amended and Restated Formula Development Agreement dated May 21, 2004 (the “Original FDA”).

3.                                       CKE and Company are parties to a certain Amended and Restated Confidentiality Agreement dated May 21, 2004 (the “Original Confidentiality”).

4.                                       CKE and Company desire to amend the Original Agreement and Original FDA and memorialize the amendment in writing.

5.                                       All capitalized terms herein not otherwise defined shall have the meaning ascribed to such terms in the respective Original Agreement or Original FDA, as the content may require.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained herein for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.               Amendments.

A.           The Original Agreement is amended as follows:

(a) Paragraph 3(a) is amended by the addition of the following two new paragraphs to be inserted immediately following the first paragraph thereof:

Company agrees and acknowledges that it shall commence building an additional plant in a *** location as soon as its production output increases by at least *** pounds (*** of which must be on a ***) per year of flame cooked broiled protein from its production output as of the date of this Amendment.  Provided that such additional plant is in a location agreeable to CKE and meets CKE’s standards and specifications, CKE agrees that some of the production capacity of the Products currently in Company’s current plant may be moved to the additional plant.  CKE will determine such amounts of production capacity to be moved based on business considerations in its sole discretion.

Company shall exercise commercially reasonable efforts to fulfill all the supply requirements of CKE for the Products.  To the extent of any plant capacity constraints, the

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Company shall fulfill the supply requirements of CKE prior to the fulfillment of any product requirements of a Competitor of CKE (as defined in the Amended and Restated Formula Development Agreement).

(b) Paragraph 4(a) is amended by the addition of the following new paragraphs as follows:

It is acknowledged that in the event Company shall enter into a binding supply agreement, written or oral, with a Top Ten QSR (as herein defined), other than CKE or CKE’s parent or affiliate companies, including without limitation, Hardee’s Food Systems, Inc., or its appointed purchasing agent for the supply of a burger product consisting of more than 51% of black cattle beef (a “Major Contract”), the Company should realize plant efficiencies and other economies.  Therefore, in the event Company shall enter into a Major Contract and so long as and only so long as at least one Major Contract shall remain in effect, the Company agrees to ***

During the term of such Major Contract, Company further agrees that (1) the net prices on a poundage basis for the Products hereunder shall not be greater, (2) the payment terms hereunder shall not be worse, and (3) the fixed costs charges hereunder shall not be more, and (4) to the extent the product Company is producing under such Major Contract is comparable in size to and with similar cost components as the Products hereunder, the cook yields, and process yields hereunder shall not be less, than those being provided under such Major Contract for similar product items, as determined on a poundage basis so that CKE is treated on a so-called “most favored nations” basis.

For purposes of this Agreement, the term “Top Ten QSR” means any one of the ten largest hamburger chains ranked by system wide sales based on the Chain Restaurant Operators Directory.  To the extent such Directory is no longer published or such information is no longer provided in such Directory, the basis of determining the Top Ten QSR shall be based on annual sales as set forth in public filings or other such reliable sources.

(c) Section 4(b) is amended by the addition of a new paragraph to read as follows:

The Company agrees that no raw materials purchased by or arranged for delivery to Company by and for the account of CKE from a designated raw material supplier of CKE under contract with CKE, including beef products purchased by CKE under its contract with ***, may be used by Company or its agent to produce beef products for any other customer of Company.  Provided, the foregoing sentence does not prohibit Company from contracting directly with such suppliers for raw materials for Company’s other customers nor from accepting from such suppliers raw materials purchased by or arranged for delivery to Company for the account of Company’s other customers.  Company agrees that, without the prior written consent of CKE, only those raw materials purchased by or arranged for delivery to Company by and for the account of CKE from a designated raw material supplier of CKE will be used in the manufacturing of the Products.

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(d) Section 4(f)(ii) is amended to read as follows:

(ii) Maintenance Books and Records.  During the Term and for a period of at least two (2) years thereafter, the Company shall maintain such books and records (collectively, “Records”) as necessary to substantiate that all invoices and other charges submitted to CKE for payment hereunder are valid and proper and to verify the Company’s compliance with provisions of this Agreement, the Amended and Restated Formula Development Agreement and the Amended and Restated Confidentiality Agreement.  Upon reasonable request from CKE, the Company shall deliver evidence satisfactory to CKE for verification of compliance with this Agreement, the Amended and Restated Formula Development Agreement and the Amended and Restated Confidentiality Agreement.  All Records shall be maintained in accordance with generally accepted accounting principals consistently applied.  CKE and/or its representative shall have the right at any time during normal business hours, upon twenty-four (24) hours notice, to examine, inspect and audit said Records.  Provided, under no circumstances shall any trade secrets or protected confidential information of any person be subject to such examination, inspection, or audit.  Company agrees to take all actions reasonably necessary and available to it (without disclosing such trade secrets or confidential information) to substantiate, to CKE’s satisfaction, its compliance with this Agreement, the Amended and Restated Formula Development Agreement and the Amended and Restated Confidentiality Agreement, including without limitation, by permitting visual inspection of the Company’s plant to ensure compliance.  CKE shall bear any cost related to any such examination, inspection or audit; provided, however, Company shall be responsible for such cost of audits for inspections upon a finding based on the results thereof that Company is not in material compliance with this Agreement.

(e) Paragraph 9(b) is amended and restated to read in its entirety as follows:

(b)                                 At the end of the Term of this Agreement, CKE shall have the right to renew this Agreement, on the same terms and conditions as set forth herein, for up to five (5) additional renewal terms of one (1) year each by giving notice of its intent to renew to Company within ninety (90) days prior to the expiration of the then current Term or renewal term.  For the purposes of this Agreement, the term “Term” shall be deemed to include any renewal terms.

(f) Paragraph 29 is amended by the addition of a new subsection (d) to read as follows:

(d) Except with the prior written consent of the other party, neither party shall disclose the existence of this Agreement or the subject matter hereof, except on a “need to know” basis in the ordinary course of its business in dealing with its employees, financing sources, stock or industry analysts, advisors, and other representatives and as may be otherwise required by law, including SEC filings.  Provided, however, that subject to the foregoing, in no event shall either party directly disclose the existence of this Agreement or the subject matter hereof to any competitor of the other party (the Competitor of CKE as defined in the Amended and Restated Formula Development Agreement) or to any affiliate of a competitor of the other party.  Each party agrees and acknowledges that such disclosure shall cause irreparable harm to the other

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party and entitle the other party to all remedies at law and equity including without limitation, liquidated damages and injunctive relief.

B.   The Original FDA is amended as follows:

(a) Paragraph 4 of the Original FDA is amended by (i) spelling the word “formula” in subsection (i) of Paragraph 4 as “Formula”, (ii) deleting the “.” at the end of subsection (ii) and inserting “, or” and (iii) the addition of a new subsection (iii) to read as follows:

(iii) manufacture for or directly sell to any Competitor of CKE any Angus Beef Burger Product (the term “Angus Beef Burger Product” determined as defined in subsection (ii) above but without the raw weight range restriction) that is (a) produced solely according to the Formula and CKE’s complete Finished Product Specifications, or (b) produced with or resulting in a product with Angus beef  trimmings and any two (2) of the following three (3) variables or factors in common with the Product:

•                  ***

•                  ***

•                  ***

(b)  A new Paragraph 14 is added to the Original FDA to read in its entirety as follows:

14.                                 At the end of the initial Term of this Agreement, CKE shall have the right to renew this Agreement, on the same terms and conditions as set forth herein, for up to five (5) additional renewal terms of one (1) year each by giving notice of its intent to renew to Company within ninety (90) days prior to the expiration of the initial Term or then current renewal term.  For the purposes of this Agreement, the term “Term” shall be deemed to include the initial Term and any renewal terms.

2.  No change.  Except as otherwise modified or amended hereby, the Original Agreement, Original FDA, and the Original Confidentiality and all documents and instruments delivered therewith shall remain in full force and effect as written.

3  No Default.  The Original Agreement, the Original FDA, and the Original Confidentiality are in full force and effect and, as of the date of this Amendment and to the best knowledge, information, and belief of each party without independent investigation by either party, (a) there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, (b) neither party has violated any of the terms or conditions of any of the foregoing agreements, (c) all of the obligations and covenants to be performed by each party thereto have been fully performed, and (d) each party acknowledges and agrees that with respect the relationship between the parties as contemplated by the aforesaid collective agreements, there have been no violations of law.  This provision shall not be construed to

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limit either party from making any future claims for future breach or subsequent wrongful conduct by either party.

4.  Entire Agreement.  This Amendment, together with the Original Agreement, the Original FDA, and the Original Confidentiality, as may be amended hereby, shall constitute the complete agreement between CKE and the Company and shall supersede all prior or contemporaneous proposals, representations, understandings, and other communications and correspondence between the parties concerning the matters addressed in this Amendment and the aforesaid agreements, whether oral or written.

5  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties execute this Amendment in accordance with law the day and year first above written.

CARL KARCHER ENTERPRISES, INC.

By:	/s/ John Dunion
Name:	John Dunion
Title:	Executive Vice President

PIERRE FOODS, INC.

By:	/s/ Robert C. Naylor
Name:	Robert C. Naylor
Title:	Senior Vice President - Sales

Confidential information redacted and
Omitted portions are indicated by [***].	filed separately with the Commission.